Written Statement of the Chief Operating Officer
                         Pursuant to 18 U.S.C. ss. 1350

         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President and Chief Operating Officer of Regency Centers Corporation (the "Company"), hereby certify that

        1. the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Mary Lou Fiala
Mary Lou Fiala
March 13, 2003